Exhibit 10.8

6901 RIVERPORT DRIVE

LOUISVILLE, KENTUCKY

LEASE

REFERENCE PAGE

LANDLORD:	Riverport Group, LLC

LANDLORD’S ADDRESS:	1625 S.E. 17th Street Fort Lauderdale, Florida 33316

TENANT:	Cafepress.com, Inc., a Delaware corporation

TENANTS ADDRESS:	1515 Aurora Drive San Leandro, California 94557 Attention: Abdul Popal Telephone: (510) 877-1540 Facsimile: (510) 372-0144

LEASE REFERENCE DATE:	May 3, 2005

BUILDING:	6901 Riverport Drive, Louisville, Kentucky, consisting of approximately 322,065 square feet of rentable area, and the land upon which it is located

PREMISES:	approximately 126,352 square feet of rentable area in the Building (Exhibit “A” for outline of Premises, attached hereto and incorporated herein by reference)

USE:	For printing, production, warehouse and office use

SCHEDULED COMMENCEMENT DATE:	June 1, 2005

TERMINATION DATE:	July 31, 2017

TERM OF LEASE:	Twelve (12) years and two (2) months beginning on the Commencement Date and ending on the Termination Date (unless sooner terminated pursuant to this Lease)

INITIAL ANNUAL RENT BEGINNING AUGUST 1, 2005 (Article 4):	$220,500.00 (70,000 X3.15)

INITIAL MONTHLY INSTALLMENT OF ANNUAL RENT BEGINNING AUGUST 1, 2005 (Article 4):	$18,375.00*

INITIAL ESTIMATED MONTHLY INSTALLMENT OF TAXES AND OPERATING EXPENSES	$5,900.00 (126,354 X $0.56 / 12)

TENANTS PROPORTIONATE SHARE:	39.23% (126,352 / 322,065)

REAL ESTATE BROKER DUE COMMISSION:	Commercial Kentucky, Inc.

SECURITY DEPOSIT:	$36,750.00

PAYMENT DUE UPON EXECUTION:	Security Deposit ($36,750.00) plus first month’s rent ($20,10833) plus two month’s CAM ($11,800) = $68,658.33.

The Reference Page information is incorporated into and made part of the Lease. In the event of any conflict between any Reference Page information and this Lease, this Lease shall control. The Lease includes Exhibit “A”, Exhibit “B”, Exhibit “P” and Exhibit “W”, which are made a part hereof.

*	See Article 4.3 for Rent Credit applicable in months 1 - 50.

LANDLORD:

RIVERPORT GROUP, LLC,

Dated:	May /4/, 2005	By:	/s/ Theodore M. Moses
THEODORE M. MOSES
Address:	1625 S. E. 1Street		Its: Manager
Fort Lauderdale, Illinois 33316
Telephone:	(954) 765-1006
Facsimile:	(954) 767-8033

TENANT:

CAFE’PRESS.COM
a Delaware corporation

Dated:	May /3/, 2005	By:	/s/ Abdul Popal
			Name:	ABDUL POPAL
				Its:	/VP & Secretary/
Address:	1515 Aurora Drive
San Leandro, California 945~~57~~77
Attention:	Abdul Popal
Telephone:	(510) 877-1540
Facsimile:	(510) 372-0144

690 RIVERPORT DRIVE

LOUISVILLE, KENTUCKY

LEASE

1.	LEASE.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as set forth and described on the Reference Page on the terms and conditions set forth herein. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease. Landlord grants to Tenant a non-exclusive license to use in common with other tenants, if any, in the Building, the common areas of the Building including the parking areas subject to the rules and regulations referred to in Article 39 below. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purpose and Tenant shall not have access to the roof without the prior written consent of Landlord.

2.	USE AND RESTRICTIONS ON USE.

The Premises are to be used solely for the purposes stated on the Reference Page (the “Permitted Use”). Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Premises to be used for any unlawful purpose. Tenant’s use and occupancy of the Premises shall be subject to the terms and conditions of the Declaration of Restrictions dated July 15, 1982 and recorded in Deed Book 5299, Page 194 in the Office of the Clerk of Jefferson County, Kentucky, as amended (the “Declaration”), and Tenant shall comply with all terms and conditions of the Declaration applicable to Tenant’s use and occupancy of the Premises. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained, or the commission of any waste. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Except that the existing restrooms are not ADA compliant, Landlord warrants and represents that to the best of Landlord’s knowledge, as of the date of this Lease, the Building and the Premises are in compliance with all applicable laws, codes, resolutions and regulations including but not limited to all applicable zoning and buildings codes.

2.1 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance (collectively “Hazardous Materials”) subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the Premises to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for the

Permitted Use; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 29) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) (collectively, “Claims”) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 2.1. Landlord represents and warrants that, to the best of its knowledge, as of the date of this Lease, the Building and the Premises are in compliance with all Environmental Laws and that, to the best of Landlord’s knowledge, there are no Hazardous Materials in, on or under the Building or the Premises except as permitted under any other tenant’s lease and except for small quantities used for cleaning purposes. Landlord shall protect, defend, indemnify and hold each and all of the Tenant Entities (as defined in Section 11.2) harmless from and against any and all Claims incurred by reason of Landlord’s breach of the foregoing representation and warranty.

3.	TERM.

3.1 The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the later of the Scheduled Commencement Date as shown on the Reference Page and the date that Landlord shall tender possession of the Premises to Tenant. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit “B” to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Landlord and Tenant shall execute a memorandum or letter agreement setting forth the actual Commencement Date and Termination Date.

3.1.1 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within thirty (30) days of the Scheduled Commencement Date (other than as a result of strikes, shortages of materials or similar matters beyond the reasonable control of Landlord or the completion of the work described in Paragraph 3.1.3, and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease in Tenant’s sole and absolute discretion by providing written notice of such termination to Landlord at any time prior to the date on which Landlord delivers possession of the Premises to Tenant, unless said delay is primarily as a result of (a) Tenant’s failure to agree to plans and specifications; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant. If any delay is the result of any of the foregoing, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such delay.

3.1.2 From and after the date of execution of this Lease, Tenant shall be allowed to enter upon the Premises, upon notice to Landlord and at Tenant’s sole risk and peril, for the purpose of measuring, conducting architectural and other construction studies, and otherwise readying the Premises for occupation. Tenant hereby agrees to indemnify, defend and hold Landlord and its agents, members, shareholders, officers, directors and other principals, harmless from any liability or damage they may incur or suffer as a result of the activities of Tenant under this paragraph.

3.1.3 Tenant acknowledges that immediately after the execution of this Lease, Landlord will at Landlord’s sole cost and expense, mobilize reasonable efforts to rearrange the lighting circuitry, make necessary adjustments in respect to heating and air issues, clear the Premises and build and install a demising wall to define the Premises. Tenant agrees to cooperate with Landlord’s efforts to complete this work in an expeditious manner, but acknowledges that all such work may not be complete by the Commencement Date.

3.2 In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the Termination Date.

4.	RENT.

4.1 Monthly Installment of Rent. Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Landlord’s address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.

4.2 Late Charge. Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed after the fifth (5th) day that such installment was due in an amount equal to the greater of (a) Fifty Dollars ($50.00), or (b) a sum equal to five (5%) percent per month of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive monthly period until paid. The provisions of this Section 4.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 4.2 in any way affect Landlord’s remedies pursuant to Article 19 in the event said rent or other payment is unpaid after date due.

4.3 Rent Credit. Tenant shall enjoy a rent credit in the full amount of the Monthly Installment of Rent for the first two (2) months of the Lease Term (June, 2005 and July, 2005). For each of the next forty-eight (48) months, (from August, 2005 to and including July, 2009), Tenant shall enjoy a credit against the Monthly Installment of Rent in the amount of Four Thousand One Hundred Sixty-Six and 67/100 Dollars ($4,166.67).

4.4 Rent Schedule. The Monthly Installment of Rent shall be as follows:

MONTH	MONTHLY INSTALLMENT OF RENT	ESTIMATED ADDITIONAL RENT	CREDIT	NET AMOUNT DUE

1-2	$0.00	$5,900.00	FULL BASE RENT	$5,900.00
3-14	$18,375.00	$5,900.00	($4,166.67)	$20,108.33
15-26	$23,625.00	$5,900.00	($4,166.67)	$25,358.33
27-50	$33,167.40	$5,900.00	($4,166.67)	$34,900.73
51-62	$33,167.40	$5,900.00	$0.00	$39,067.40
63-122	$36,852.67	$5,900.00	$0.00	$42,752.67
123-146	$43,696.73	$5,900.00	$0.00	$49,596.73

5.	ADDITIONAL RENT: OPERATING EXPENSES AND TAXES.

5.1 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Operating Expenses incurred for such Lease Year. “Lease Year” shall mean each calendar year falling partly or wholly within the Term of this Lease. “Operating Expenses” shall mean all direct costs of operation, maintenance, repair and management of the Building as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation or operation of the Building or any part thereof, utility costs, including, but not limited to, the cost of heat, light, power, steam, gas and waste disposal; the cost of janitorial services; snow removal; the cost of security and alarm services (including any central station signaling system); window cleaning costs; labor costs; costs and expenses of managing the Building, including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs, including the cost of maintenance, repair and service agreements and equipment rental and leasing costs; purchase costs of equipment other than capital items; current rental and leasing costs of items which would be amortizable capital items at purchase; tool costs; license, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. Operating Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings, advertising costs, management salaries for executive personnel other than personnel located at the Building or any of the items described below. In addition, Landlord shall be entitled to amortize and include as Operating Expenses an allocable portion of the cost of (i) capital improvement items which are reasonably calculated to reduce Operating Expenses, (ii) fire sprinklers and suppression systems and other life safety systems and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed. All such costs shall be amortized over the reasonable life of such improvements in accordance with such reasonable amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles with interest on the unamortized amount at the prime lending rate announced from time to time in The Wall Street Journal.

Notwithstanding the foregoing or anything herein to the contrary, Operating Expenses shall not include: (i) utility costs incurred and paid for by other tenants; (ii) the cost of any repair or replacement that would constitute a capital expense under GAAP (other than as expressly above); (iii) the cost of any item otherwise includable in Operating Expenses to the extent that such cost is paid or reimbursed by insurance, a condemning authority, a tenant (other than as a reimbursement of Operating Expenses) or any other third party not affiliated with Landlord, but until and unless Landlord is actually reimbursed the cost of such item may be included in the Operating Expenses for the year in which it is incurred and the reimbursed amount shall then be deducted from Operating Expenses for the year in which reimbursement is actually received; (iv) the costs of administration and management of the entity which constitutes Landlord (as distinguished from costs of administering and managing the Building); (v) any costs directly and primarily caused by the gross negligence or willful misconduct of Landlord, its employees or agents; (vi) bad debt losses (including losses of rent and reserves for bad debts or rent loss); (vii) the costs of extraordinary services to other tenants which are not generally provided to tenants of the Building and costs of services or other benefits which are not made available to Tenant or for which Tenant is otherwise charged directly; (viii) any costs otherwise includable in Operating Expenses but which were incurred more than two years before the year in which Landlord proposes to include them in Operating Expenses; (ix) any payments to an affiliate of Landlord for services to the Building to the extent such payments exceed the generally prevailing rate or price for comparable services charged by reputable and qualified unaffiliated vendors in the same market as the Building; (x) Taxes; (xi) Landlord’s own occupancy costs in the Building; and (xii) the costs attributable to Landlord’s personal property. Operating Expenses shall be reduced by the applicable amounts of all cash discounts, trade discounts or quantity discounts actually received by Landlord. No item shall be counted more than once in the calculation of Operating Expenses.

5.2 Tenant shall pay as additional rent Tenant’s Proportionate Share of all Taxes incurred on the Building during the Term. Taxes shall be defined as real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, and any payments to .any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year provided Landlord has a good faith belief that Taxes for such Lease Year are at such a level that challenge is appropriate. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.

5.3 Prior to the actual determination thereof, Landlord shall estimate Tenant’s liability for Operating Expenses and Taxes under Section 5.1, Section 5.2, Article 7 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of one-twelfth (1112) of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 5.3 shall remain in effect until further written notification to Tenant pursuant hereto.

5.4 Once the actual determination of Tenant’s liability for Operating Expenses and Taxes for any Lease Year is known, Landlord shall immediately provide such information to Tenant and:

5.4.1 If the total additional rent Tenant actually paid pursuant to Section 52 is more than Tenant’s liability for Operating Expenses and Taxes, then Landlord shall credit the difference against the next due payments to be made by Tenant under this Article 5 or, at Landlord’s election, refund such amount directly to Tenant.

5.4.2 If the total additional rent Tenant actually paid pursuant to Section 5.2 is less than Tenant’s liability for Operating Expenses and Taxes, then Tenant shall provide the amount of such difference to Landlord within thirty (30) days of Landlord’s written request therefor.

5.5 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Operating Expenses and Taxes for the year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.6 Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s liability for Operating Expenses and Taxes for the year in which the Lease terminated, Tenant shall pay any difference due over the estimated Operating Expenses and Taxes paid; and conversely any overpayment, less any amounts due Landlord under this Lease, shall be rebated to Tenant.

5.7 Tenant’s Proportionate Share is calculated by dividing the rentable area of the Premises (126,352) by the total rentable area of the Building (322,065). Tenant’s Proportionate Share is 39.23%.

6.	SECURITY DEPOSIT.,

Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled, but in no event later than ninety (90) days following the last day of the Term.

7.	ALTERATIONS.

7.1 Except for those, if any, specifically provided for in Exhibit “W” to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.

7.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made using Landlord’s contractor (unless Landlord agrees otherwise) at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a reasonable charge to cover its overhead as it relates to such proposed work.

7.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article 12 in such case, and also all such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance as Landlord shall require to assure payment of the costs thereof and to protect

Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens.

7.4 All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the Premises and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise no later than ninety (90) days prior to the end of the Term. Upon such timely election by Landlord, Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted.

7.5 Tenant shall pay in addition to any sums due pursuant to Article 5, any increase in real estate taxes primarily attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election and written notice thereof to Tenant, said sums shall be paid in the same way as sums due under Article 5.

8.	MAINTENANCE AND REPAIR.

8.1 Landlord shall be responsible for all maintenance of the common areas of Building and structural portions of the Premises reasonably necessary to ensure that Tenant is able to use the Premises for the Permitted Use, including but not limited to maintenance of the complete roofing system (including repair of leaks) Building structure, including, but not limited to, extension walls, load-bearing columns, foundation and floor slab, common areas of the Building, parking lot and truck court areas, the electrical service up to electrical panels and water, gas and sewer lines up to the Building and the telephone lines up to connection in the telephone room. HVAC maintenance and repairs shall be the responsibility of Tenant for the entire Term. Landlord shall have no other obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit “B” if attached to this Lease. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant but in no event longer than thirty (30) days after such date, unless such delay is due to an act of God or other event or circumstance that could not be reasonably anticipated by Landlord and is not the result of Landlord’s gross negligence, willful misconduct, or action or inaction, in which event, Landlord shall commence such repairs or maintenance as soon as reasonably possible and diligently prosecute the same until completion.

8.2 Tenant shall at its own cost and expense keep and maintain all non-structural parts of the Premises in good condition, promptly making all necessary maintenance, repairs and replacements, whether structural or non-structural, ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, parking lots, driveways, landscaping, rail tracks serving the Premises, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration, excepting ordinary wear and tear, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, toss by fine or other casualty excepted (but not excepting any damage to glass).

8.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building.

9.	LIENS.

Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with a bond or insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys’ fees and court costs, shall be considered additional rent and shall be payable to it by Tenant on demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least five business days’ prior notice of commencement of any construction on the Premises.

10.	ASSIGNMENT AND SUBLETTING.

10.1 Except for a Sale/Merger Transaction, as defined in Section 10.7, where no consent shall be required, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred twenty (120) days prior to the proposed commencement, date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee.

10.2 Notwithstanding any assignment or subletting; permitted or otherwise and unless Landlord shall agree in writing to the contrary, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

10.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective except that no right of recapture shall be available to Landlord in the event of a Sale/Merger Transaction, as defined in Section 10.7. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 103 and rented by Landlord to the proposed tenant or any other tenant.

10.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to one hundred (100%) percent of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.

10.5 Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof there shall exist any uncured Event of Default; or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation as evidenced by the issuance of a written proposal; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; or (e) would subject the Premises to a use which would: (i) involve increased wear upon the Building (including use of the Building by substantially more persons); (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involves a violation of Section 2.1. Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of complying with any statutory, common law or contractual requirement, such refusal shall be reasonable.

10.6 Upon any request to assign or sublet, Tenant will pay to Landlord an assignment/subletting fee of Five Hundred Dollars ($500.00) plus, on demand, a sum equal to all of Landlord’s costs, including attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 10 shall be void.

10.7 If Tenant is a corporation the stock of which is not traded on any national securities exchange, the following shall constitute an assignment of this Lease for all purposes of this Article 10: (a) the merger, consolidation, or reorganization of such corporation, and/or (b) the sale, issuance or transfer cumulatively or in one transaction of either voting control or fifty (50%) percent or more of the outstanding voting stock of such corporation by Tenant except any such transfer by inheritance or testamentary disposition and except any such transfer occurring as part of a sale or merger of Tenant’s business where the successor or resulting entity continues to occupy the Premises and is conducting a business that conforms to the Use provisions on the Reference Page of this Lease (herein a “Sale/Merger Transaction”). If Tenant is a joint venture, partnership, limited partnership, limited liability company or any other entity not specifically mentioned in this Section, the sale, issuance or transfer cumulatively or in one transaction of either voting control or of a fifty (50%) percent interest or the termination of any such entity shall constitute an assignment except any such transfer by inheritance or testamentary disposition.

11.	INDEMNIFICATION.

11.1 None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Premises not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all Claims incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination. Notwithstanding anything herein to the contrary, Tenant shall have no obligation to indemnify, defend or hold Landlord harmless with respect to any Claims that are incurred by reason of the gross negligence or willful misconduct of any of the Landlord Entities.

11.2 Landlord shall indemnify Tenant, Tenant’s manager and members, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, managers, members, employees and agents of each of them (collectively, the “Tenant Entities”) against any and all Claims arising out of the gross negligence or willful misconduct of Landlord with respect to the Building or Premises or the exercise of Landlord’s rights or performance of Landlord’s obligations under this Lease.

12.	INSURANCE.

12.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $3,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute; (c) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (d) Business Interruption Insurance with limit of liability representing loss of at least approximately twelve (12) months of income and sufficient to continue to pay rent and all other payments to Landlord under this Lease for a period of at least twelve (12) months.

12.2 Each of the aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord, Landlord’s mortgagee and the building management company, if any, as additional insureds; (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

12.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

13.	WAIVER OF SUBROGATION.

So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

14.	SERVICES AND UTILITIES.

Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

15.	HOLDING OVER,

Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be two hundred (200%) percent of the amount of the Annual Rent for the last period prior to the date of such termination. Notwithstanding acceptance by Landlord of any sums due hereunder after such termination, such holding over shall not constitute a renewal or extension of this Lease, and instead and notwithstanding the provisions of KRS 383.160, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 15 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

16.	SUBORDINATION.,

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination of this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

17.	REENTRY BY LANDLORD.,

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided: (i) entrance to the Premises shall not be blocked thereby, (ii) Landlord shall provide prior notice to Tenant (except in the event of an emergency), and (iii) that the business of Tenant shall not be interfered with unreasonably.

17.2 Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Tenant agrees to reimburse Landlord

, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease.

17.3 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access can not be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand.

18.	DEFAULT.

18.1 Except as otherwise provided in Article 19, each of the following events shall be deemed to be an “Event of Default” under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days after written notice of such failure to Tenant.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

18.1.6 Abandonment or vacation of the Premises by Tenant shall not, in and of itself, be an Event of Default hereunder unless Tenant shall also fail to timely make payments of the Monthly Installment of Rent or if Tenant shall not actively pursue subleasing efforts.

19.	REMEDIES.

19.1 Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord in law or equity: (i) apply the security deposit, if any, specified in Article 6 to its own purposes without thereby diminishing or affecting any of Tenant’s obligations hereunder for the payment of rent or otherwise; (ii) re-enter the Premises and remove all persons and all or any property therefrom, by any suitable action or proceeding at law, or by force or otherwise, without being liable for any prosecution therefore or damages resulting therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements; (iii) repair, alter, remodel and/or change the character of the Premises as it may deem fit; (iv) at any time relet the Premises or any part or parts thereof, as the agent of Tenant or otherwise; (v) terminate this Lease; provided that such termination shall not release Tenant from any of its obligations contained in this Lease, including those for the balance of the Term then in effect at the time of such default; or (vi) cure the default and assess against Tenant the cost of curing the default, together with an administrative charge of fifteen (15%) percent thereof, as additional rent, which shall be paid to Landlord within five (5) days after Tenant’s receipt of a bill therefore, all of which remedies shall be cumulative with each other upon Landlord’s election thereof and all there remedies available at law or in equity. The exercise by Landlord of any right granted in the sentence, immediately preceding shall not relieve Tenant from the obligation to make all rental payments, and to fulfill all other covenants required by this Lease, at the time and in the manner provided herein, and if Landlord so desires all current and future rent and other monetary obligations shall become due and payable upon such default. Tenant throughout the remaining Term shall pay Landlord, no later than the last day of each month during the Term, the then current excess, if any, of the sum of the unpaid rentals and costs to Landlord resulting from such default by Tenant over the proceeds received by Landlord from such reletting, if any. Any excess rent or sums received from renting the Premises by Landlord as a result of Tenant’s default shall remain the sole property of Landlord. Landlord shall not be required to relet the Premises nor exercise any other right granted to Landlord hereunder, nor shall Landlord be under any obligation to minimize Tenant’s loss as a result of Tenant’s default. If Landlord attempts to relet the Premises, Landlord shall be the sole judge as to whether or not a proposed tenant is suitable and acceptable.

19.2 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease, Tenant agrees to pay all Landlord’s attorney’s fees so incurred. Tenant expressly waives any right to: (a) trial by jury; and (b) service of any notice required by any present or future law or ordinance applicable to landlords or tenants but not required by the terms of this Lease.

19.3 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.4 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.5 To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity.

20.	TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.2 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 10, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.2.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.2.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of (a) three months’ Rent and other monetary charges accruing under this Lease; or (b) any sum specified in Article 6 and shall make demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.2.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.2.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 10 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.	QUIET ENJOYMENT.

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.	DAMAGE BY FIRE, ETC.

22.1 Landlord shall maintain all insurance policies deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation or operation of the Premises, insuring against the perils of fire and lightning and including extended coverage or, at Landlord’s option, all risk coverage and, if Landlord so elects, earthquake, flood and wind coverages and the cost of such policies shall be included in Operating Expenses. Such insurance shall be for the sole benefit of Landlord and under its sole control. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained by Landlord hereunder unless Landlord is included as a loss payee thereon. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall promptly deliver to Landlord the policy or policies of such insurance.

22.2 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred and eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent-shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.3 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred and eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.2.

22.4 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.5 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.5, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended on a day for day basis for the amount of time Landlord is so delayed.

22.6 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 21 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.7 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23.	EMINENT DOMAIN.

If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24.	SALE BY LANDLORD.

In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.	ESTOPPEL CERTIFICATES.

Within thirty (30) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or any mortgagee or prospective mortgagee or prospective purchaser of the Building a sworn statement certifying (except as expressly provided to the contrary therein): (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement, and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such thirty (30) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26.	SURRENDER OF PREMISES.

26.1 Tenant shall, at least thirty (30) days before the last day of the Term, arrange to meet Landlord for a joint inspection of the Premises. In the event of Tenant’s failure to arrange such joint inspection to be held prior to vacating the Premises, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Tenant may, and at Landlord’s request shall, at Tenant’s sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal. Property not so removed shall, unless requested to be removed, be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that Tenant’s failure to perform prevents Landlord from releasing the Premises, Tenant shall continue to pay rent pursuant to the provisions of Article 14 until such performance is complete. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord AU such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.	NOTICES.

Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Copies of notices to Landlord shall be sent to:

Attorney for Landlord:	Robert G. Higgins
Attorney at law
55 East Monroe Street
Suite 3850
Chicago, Illinois 60603
	Telephone:	(312) 863-7351
	Facsimile:	(312) 863-7354
E-Mail: rhisains@u,higginsattorney.com

Copies of notices to Tenant shall be sent to:

Attorney for Tenant:	Justin X. Thompson, Esq.
Manatt, Phelps & Phillips, LLP
Trident Center, East Tower

11355 West Olympic Boulevard
Los Angeles, California 90064
Telephone:	(310) 312-4271
Facsimile:	(310) 996-6964
E-Mail: jthompson@manatt.com

28.	TAXES PAYABLE BY TENANT.

In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the Commonwealth of Kentucky, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the Term upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.	DEFINED TERMS AND HEADINGS.

The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s manager and members, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, managers, members, employees and agents of each of them. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Page.

30.	TENANT’S AUTHORITY.

If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

31.	COMMISSIONS.

Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page.

32.	TIME AND APPLICABLE LAW.

Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the Commonwealth of Kentucky.

33.	SUCCESSORS AND ASSIGNS.

Subject to the provisions of Article 10, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

34.	ENTIRE AGREEMENT.

This Lease, together with its exhibits, contains all agreements of the parties to this Lease with respect to the subject matter hereof and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

35.	EXAMINATION NOT OPTION.

Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.

36.	RECORDATION.

Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident to such recording or registration.

37.	LANDLORD’S CONSENT.

Notwithstanding any provision of this Lease, or any present or future statute, law, rule or ordinance, to the contrary, Landlord and Tenant hereby expressly agree that if a court of competent jurisdiction determines that Landlord unreasonably withheld consent to a proposed sublease, assignment or other transfer by Tenant, then Tenant’s sole and exclusive remedy for such breach by Landlord shall be limited to electing either to (i) consummate such proposed assignment, sublease or other transfer, subject to the other provisions of this Lease, or (ii) keep the Lease in full force and effect without consummating such assignment, sublease or other transfer, and Tenant hereby expressly waives in all events the right to recover any monetary damages of whatever kind for such breach. If a court determines that Landlord unreasonably withheld consent to the proposed transfer, Landlord shall pay Tenant’s reasonable attorneys’ fees related to such proceeding; if the court determined that Landlord acted reasonably in denying such consent, Tenant shall pay Landlord’s reasonable attorneys’ fees related to such proceeding.

38.	LIMITATION OF LANDLORD’S LIABILITY.

Anything contained in this Lease to the contrary notwithstanding, Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to Landlord’s interest in the Building, and Tenant shall look solely to the estate and property of Landlord in the Building and the rentals therefrom for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of a recovery of a judgment by Tenant against Landlord.

39.	RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with all the rules and regulations promulgated from time to time by the Landlord and all reasonable modifications of and additions to them from time to time put into effect by

Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any such rules and regulations.

40.	OPTION TO EXTEND.

Provided Tenant has not committed an Event of Default that remains uncured, Tenant shall have the option to extend the Lease for one (1) additional term of five (5) years (“Extended Term”). In order to avail itself of such option to extend, Tenant must give written notice to Landlord of its intention to extend, on or before the last day of the one hundred and tenth (110th) month of the Lease Term (July 31, 2014). Provided Tenant has given timely notice of its option to extend, the parties shall endeavor, over the thirty (30) day period which immediately follows Landlord’s receipt of such notice, to agree upon the fair market rent for the Premises. In the absence of such an agreement, each party shall designate an M.A.I. appraiser familiar with Louisville, Kentucky rental rates for similar buildings. The two (2) appraisers shall then independently determine the gross fair market rent for the entire Extended Term and the average of their determination, expressed as a monthly installment, shall be the Monthly Installment of Rent for the sixty (60) months of the Extended Term.

41.	SIGNAGE.

Tenant shall be permitted, at Tenant’s expense, to place on the monument sign and on the building, such reasonable signage identifying Tenant’s business as Landlord shall approve in the exercise of its reasonable discretion. Such signage shall be in compliance with all applicable codes and ordinances.

42.	RIGHT OF FIRST REFUSAL.

Tenant shall have a right of first refusal in respect to the adjacent space in the Building currently leased to The Apparel Group (the “Adjacent Space”). In the event Landlord proposes to lease the Adjacent Space and has received a bona fide written offer for such Adjacent Space, which Landlord intends to accept (“Bona Fide Offer”), Landlord shall provide to Tenant a copy of such offer. Upon receipt of such offer, and provided no uncured Event of Default then exists, Tenant shall have a period of five (5) business days to give to Landlord written notice of Tenant’s exercise of its right to lease the Adjacent Space on the same terms and conditions as are contained in the Bona Fide Offer. Upon the giving of such notice by Tenant, Tenant shall be contractually bound to lease the Adjacent Space on the terms and conditions of the Bona Fide Offer. If Tenant fails to timely give such written notice to Landlord, this right of first refusal shall be extinguished.

43.	NON-DISTURBANCE AGREEMENT,

Landlord covenants to endeavor to use reasonable efforts to obtain from the existing mortgagee and any future mortgagee of the Building, a standard subordination, non-disturbance and attornment agreement among Landlord, Tenant and such lender. The inability or failure of Landlord to obtain such an agreement shall not be an Event of Default hereunder.

44.	RACKS,

Landlord hereby permits Tenant to utilize existing storage racks in the Premises without any charge to Tenant or compensation to Landlord. Tenant acknowledges that such use is permitted without representation or warranty as to fitness for purpose or other warranty; it being acknowledged that such racking is furnished “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS”. The ownership of the racks shall remain with Landlord throughout the Term, and any applicable Extended Term, of the Lease.

45.	PARKING.

Tenant shall have use of the eastern portion of the parking lot without charge, as depicted on Exhibit “P”.

46.	RADON GAS.

RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN KENTUCKY. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY OR STATE PUBLIC HEALTH UNIT.

47.	TENANT’S WORK.

Upon the commencement of the Term of the Lease, Tenant shall diligently pursue to completion, the construction and installation of improvements within the Premises that are described on Exhibit “W” (“Tenant’s Work”). AU of such improvements shall, immediately upon installation, be and become a permanent part of the Premises and shall remain on the Premises as Landlord’s property upon the conclusion of the Term of the Lease.

Tenant shall prepare and submit to Landlord, for Landlord’s approval, construction plans and specifications detailing all of Tenant’s Work. Landlord shall not unreasonably condition, delay or withhold its approval of such plans, but shall be permitted a review period of not less than five (5) business days for the initial submission and not less than three (3) business days for any revisions.

Tenant’s Work shall not commence until Tenant shall have obtained, at Tenant’s sole cost and expense, all necessary licenses and permits for such work. Upon the completion of Tenant’s Work, Tenant shall pay all contractors, subcontractors, suppliers and materialmen in full for Tenant’s Work, such that no lien shall attach to the Premises.

In the event of a claim for lien involving Tenant’s Work, Tenant shall, within ten (10) days of demand by Landlord, cause such lien to be discharged and released or obtain a bond or title insurance, satisfactory to Landlord, to insure Landlord against any loss it may incur as a result of such lien. The failure of Tenant to discharge a lien or provide a bond or title insurance in respect to a lien in accordance with the above provisions shall be an Event of Default hereunder.

48.	TENANT’S FINANCIAL STATEMENTS.

From time to time throughout the Term of the Lease, but not more often than annually, Tenant shall, within thirty (30) days of written request from Landlord, provide Landlord with a copy of Tenant’s most recent financial statement (quarterly or annual, as the case may be), and in the case of a quarterly statement, a copy of the prior annual financial statement, certified as true and correct by an officer of Tenant, or by Tenant’s certified public accounting firm.

[Signatures Appear on Following Page]

LANDLORD:

RIVERPORT GROUP, LLC,

Dated:	May 14th, 2005	By:	/s/ Theodore M. Moses
THEODORE M. MOSES
Address:	1625 S. E. 1Street	Its:	Manager
Fort Lauderdale, Illinois 33316
Telephone:	(954) 765-1006
Facsimile:	(954) 767-8033

TENANT:

CAFE’PRESS.COM, INC.
a Delaware corporation

Dated:	May 13, 2005	By:	/s/ Abdul Popal
			Name:	ABDUL POPAL
				Its:	/VP & Secretary/
Address:	1515 Aurora Drive
San Leandro, California 94577
Attention: Abdul Popal
Telephone:	(510) 877-1540
Facsimile:	(510) 372-0144

Exhibit “A”

PREMISES

EXHIBIT "A"

6901 Riverport Drive

JEFFERSON RIVERPORT INTERNATIONAL - LOUISVILLE, KY

50'
50'
250'
Sixteen Docks

Air-conditioned storage
5,854 SF Office Area

Exhibit “B”

TENANT’S WORK

None

Exhibit “P”

TENANT’S PARKING AREA

EXHIBIT "P"

1-STORY
CONCRETE & ALUMINUM
ASPHALT
TURF
802.75'
RIVERPORT
DRIVE
100' R/W
N 45°43'35"W
302.12'
N 42°45'51"W
ASPHALT
T.B.M. TOP RIM SANITARY
SEWER M.H. EL. 440.91

Exhibit “W”

TENANT’S WORK

•	Install metal halide lighting

•	Install two (2) restrooms in the warehouse with a minimum of four (4) toilets and sinks in each. All restrooms will meet ADA code

+	Install and meter power necessary to serve Premises with a minimum of 2,000 amps at 480 volts; three (3) phase power

•	Install raceway distribution system for power

•	Carpet roof of existing office and enclose HVAC unit

•	Install HVAC throughout the premises

All of Tenant’s Work shall be completed in accordance with all applicable statutes, ordinances and codes, including, without limitation, the American with Disabilities Act or any similar state, county or municipal requirements.

AMENDMENT AND MODIFICATION OF LEASE

THIS ADMENT AND MODIFICATION TO LEASE (“Amendment”), made this 18 day of June 2007, by and among Riverport Group, LLC, a Florida limited liability corporation, whose address is 1625 S.E. 171’ Street, Fort Lauderdale, FL 33316 (the “Landlord”), and Cafepress.com, Inc., a Delaware corporation, (“Tenant”), with an address of 950 Tower Lane, Suite 600, Foster City, CA 94404.

WHEREAS, Landlord and Tenant entered into that certain lease dated May 3, 2005 (the “Lease”) for that certain portion of interior space in Building at 6901 Riverport Drive , Louisville, KY consisting of approximately 126,352 square feet of rentable area more completely described in Exhibit A to the Lease, (“Premises”); and

WHEREAS, the parties have agreed to amend certain provisions of the Lease as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1. Recitals. The recital set forth above are true, correct and incorporated herein by reference and arc made a part of this Amendment.

2. Capitalized Terms. All initially capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein or required by context to have a modified meaning.

3. Controlling Language. The provisions of this Amendment shall control over any conflicting provisions in this Lease (including, without limitation, all Exhibits thereto).

4. Terms. Any terms utilized in this Amendment, which are defined in the Lease, shall have the same meaning herein as set forth in the Lease.

5. Statement of Commencement of Lease Term. Pursuant to the provisions of the Lease, Landlord and Tenant, intending to be legally bound, hereby agree that the Term of the original Lease (as defined therein) commenced June 1, 2005, and that the Term of this Lease as modified shall end at 11:59 p.m. EST on July 31, 2017 unless sooner terminated or extended as provided in the Lease.

6. Expansion of Premises. Notwithstanding the description set forth in the Lease. The parties hereby agree that the Premises are hereby enlarged and expanded an additional 20,000 square feet by adding the space starting with the extension with the westernmost demising wall of the current space westerly to the wall that is now occupied by TAG. (Conceptual Plan-Exhibit A attached to this Amendment and Modification of Lease).

Amendment & Modification of Lease	Page 1 of 4

7. Additional Rent and Terms. Notwithstanding anything to the contrary in the Lease and this Amendment, the lease expansion term shall start on May 1, 2007 and will be co-terminus with the original lease that was signed by and between the parties on May 5, 2005. Starting Base Rent for the 20,000 square feet added by this amendment shall be Three Dollars Twenty Five Cents ($3.25) per square foot until August 15, 2010 at which time the Base Rent will be the same amount as set forth in the original Lease. Effective August 1, 2010 Base Rent shall become Three Dollars Fifty Cents ($3.50) per square foot, Effective August 01, 2015 Base Rent shall become Four Dollars Fifteen Cents ($4.15) per square foot until the Lease expires on July 31, 2017. In addition to the Base Rent, Tenant’s Proportionate. Share of Operating Expenses and Taxes as described in the Lease shall be recalculated based on Premises with a total area of 146,352 square feet such that the Tenant’s Proportionate Share shall be 45.44% beginning May 1, 2007.

8. Certifications. The following certifications shall be binding upon, and shall inure to the benefit of the Landlord, the respective successors and assigns of the Landlord and all parties claiming through or under such persons or any such successor or assign:

a. There are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord under this Lease as of the date hereof;

b. The Lease is in full force and effect and has not been amended, modified, extended or renewed, whether verbally or in writing and no default on the part of Landlord or Tenant exists, and, as of the date hereof, no circumstances or state of facts exist which for any reason would give Tenant the right to rent credits (other than the credit during the first 50 months set forth hi the Lease) or other offsets or to terminate this Lease or pursue any other recourse or remedy against Landlord provided under the Lease; and

c. As of the date hereof, Landlord has performed all of its obligations to Tenant presently due from Landlord. There are no written or oral agreements between Tenant and Landlord related to rent concessions, additional improvements, or allowances for tenant improvements, other than as set forth in the Lease.

9. Release. As of the date of this Amendment, Tenant does hereby discharge and fully release the Landlord, and all of its respective shareholders, subsidiaries, affiliates, partners, officers, directors, attorneys, agents, employees, independent contractors, legal representatives, successors, heirs, and assigns, but not its predecessors, as presently or hereafter composed, from all cause and causes of action, claims, liabilities, suits, covenants, contracts, controversies, agreements, promises, damages, injuries, claims, expenses, attorneys’ fees, and all other damages now accrued, relating to, arising out of, or in any way connected with the Lease or the Premises.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

Amendment & Modification of Lease	Page 2 of 4

10. Remaining Terms of Lease. Except as specifically modified or amended by the terms of this Amendment, the parties hereby agree that all of the terms and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment and Modification of Lease to be duly executed as of the date affixed next to their respective names.

Landlord:
Riverport Group, LLC,

By:	/s/ Theodore M. Moses
Theodore M. Moses, Manager

Tenant:
Cafe’press.Inc.

By:	/s/ Abdul Popal
Abdul Popal, Vice President & Secretary

Amendment & Modification of Lease	Page 3 of 4

Conceptual Plan

Exhibit A

to Amendment and Modification of Lease

Amendment & Modification of Lease	Page 4 of 4

EXHIBIT "A"

6901 Riverport Drive

JEFFERSON RIVERPORT INTERNATIONAL - LOUISVILLE, KY

50'
50'
(20,000 SQ FT)
(126,352 SQ FT)
250'
Sixteen Docks

5,854 SF Office Area